UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

January 5, 2021
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken New Jersey	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	JW.A	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	JW.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 – Regulation FD Disclosure
On January 5, 2021, John Wiley & Sons, Inc. (“Wiley” or the “Company”), issued a press release announcing the completion of its acquisition of Hindawi Limited (“Hindawi”).  A copy of the press release is attached as Exhibit 99.1 to this report and is furnished herewith. On January 5, 2021, the Company also provided additional information regarding the acquisition, as well as the resumption of its share repurchase program. The additional information is available below.
The information in this Item 7.01 of this Form 8-K and the exhibit attached hereto are being furnished and will not be deemed "filed" for purposes of Section 18 of the Exchange Act, nor will they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.
•	Purchase price: Wiley has acquired open access publisher, Hindawi Limited, for $298 million in cash.
•	Revenue: Hindawi was projected to generate revenue of approximately $40 million in its fiscal year ending December 31, 2020, with year-over-year growth of about 50%.
•
Revenue synergies: Wiley anticipates achieving significant revenue synergies from the expansion of its open access journal portfolio and its beneficial impact on article cascade, added publishing capacity, and upsell opportunities for publishing and platform services.

•	Profitability: Hindawi’s EBITDA margin was projected to be about 45% in its fiscal year ending December 31, 2020.
•	Cash Flow and EPS accretion: Hindawi is expected to be accretive to free cash flow immediately and accretive to adjusted EPS in Wiley’s fiscal year 2023.
•
Balance Sheet: Acquisition was funded with a combination of cash on hand and borrowings from Wiley’s existing revolving credit facility.  Wiley’s strong balance sheet and cash flow will continue to support future growth initiatives and attractive returns of capital to shareholders.

•	Resumption of share repurchase program: Wiley will resume its share repurchase program. Repurchases had been suspended in March 2020 due to COVID-related market disruption and economic uncertainty.
Forward-Looking Statements
This current report on Form 8-K, including the information and exhibits furnished herein, contains certain forward-looking statements. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide; (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2021 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; (xii) Hindawi’s forecasted revenue, growth rate, and EBITDA margin for calendar year 2020; and (xiii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No. Description

99.1   Press release, dated January 5, 2021

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Brian A. Napack
Brian A. Napack
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and Chief Financial Officer

Dated: January 5, 2021